                                    AGREEMENT

         This Agreement is made effective the 20th day of June 1997 by and between SportsStar Marketing, Inc., a Colorado corporation, whose address is 5445 DTC Parkway, Suite 735, Englewood, CO 80111 ("SportsStar"), and National College Recruiting Association, Inc. ("NCRA") 5445 DTC Parkway, Suite 735, Englewood, CO 80111.

W I T N E S E T H:

         WHEREAS, NCRA has developed products and services in the sports industry which it currently markets on its own and through sales of franchises ("Franchises") and publication of a sports magazine entitled BLUE CHIP Illustrated, which includes a 900 sports line; and

         WHEREAS, NCRA wishes to grant SportsStar the exclusive right to all the assets and rights for doing business of NCRA on the terms herein in North America;

         WHEREAS, SportsStar desires to sell and service franchises and publish BLUE CHIP Illustrated; and

         WHEREAS, SportsStar shall at all times use its best efforts to promote, develop and increase the sale and demand for Franchises and franchise services in all markets; and

         WHEREAS, for terms noted herein, NCRA grants SportsStar the right to use any and all of NCRA's trademarks and trade names, profiles, publications (including Blue Chip Magazine), and other promotional materials.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1. APPOINTMENT. NCRA hereby appoints SportsStar as its exclusive agent to develop the NCRA programs, and SportsStar hereby accepts said appointment. SportsStar understands it has the responsibility to service all existing NCRA Franchisees. However, if an existing franchise chooses not to participate in the current program, chooses to dispute the terms of any new agreement offered, or litigate conditions from the existing agreement, NCRA will continue to be responsible for this franchise. During such circumstance, SportsStar will continue to provide services to the franchisee for which they will receive 10% of the gross income generated from said franchisee during the period in question.

         2. TERM. The term of this Agreement shall commence on the date stated above and shall be for a five year period, with unlimited five year renewals under the same terms and conditions, unless or until earlier terminated in accordance with the provisions of this Agreement.

         3. ROYALTY. SportsStar shall receive all revenues from the sale of NCRA franchises, franchise royalties and revenues from the publication of BLUE CHIP Illustrated, i.e., any revenue generated from NCRA business, and SHALL PAY NCRA $150,000 AS AN INITIAL PAYMENT FOR SAID LICENSE PLUS 2.5% OF THE GROSS SPORTSSTAR REVENUE FROM NCRA, BLUE CHIP ILLUSTRATED AND THE 900 LINES OPERATIONS. Such payments are due 15 days after the end of each calendar quarter based on reported revenue for said quarter.

         4. TERMINATION. NCRA shall have right to terminate or renegotiate the terms of this agreement if the SportsStar revenue forecasts are not substantially met. For the purpose of this Agreement the "substantially met" test would be 70% of forecasted revenues from the Business Plan attached as Exhibit A, and included in the 504 Business Plan.

         5. SALES AFTER TERMINATION. Upon termination of this Agreement, provisions hereof relating to commissions shall remain applicable to any sales of Franchises or Sponsorships made by SportsStar prior to the date of termination.

         6. INDEMNITY. Each party hereby agrees to indemnify, defend and save harmless the other party from and against any and all liabilities, demands, claims, actions or causes of action, assessments, losses, costs, damages or expenses whatsoever, including attorney's fees, sustained or incurred by either party resulting from or arising out of that party's negligence or willful misconduct or breach of its representations or obligations to be performed pursuant to this Agreement, except insofar as such losses are caused by the other party's negligence or willful disregard of its obligations hereunder, or insofar as such losses are limited by the terms of this Agreement. NCRA agrees to indemnify SportsStar for any NCRA liabilities occurring prior to the signing of this agreement.

         7. TRADEMARKS AND TRADE NAMES. NCRA warrants and represents that NCRA owns, controls or licenses the rights for the Franchises, and of the related trademarks, and trade names, and that for solicitation of Franchise Offers by SportsStar will be free from claims of infringement of rights of third parties.

         8. NOTICES. All notices to NCRA or SportsStar pursuant to this Agreement shall be in writing and may be given by personal delivery, telex, facsimile transmission, or by mailing the same, registered or certified mail, return receipt requested. Notices shall be deemed to have been received and given as of the seventh day following the date of posting in the case of registered or certified mail, and as of the date of transmission in the case of telexes or facsimile transmissions. Notices pursuant to this Agreement shall be transmitted to the addresses set forth above, or if by facsimile, to NCRA at 303-804-0100 or to SportsStar at 303-804-0100. Either party may change its address upon giving reasonable notice.

         9. ASSIGNMENT. Any purported assignment or transfer of this Agreement, in whole or in part, by either party without the prior written consent of the other party, shall be void and of no effect.

         10.      MISCELLANEOUS.

                  a. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

                  b. The terms and conditions of this Agreement shall be governed by and construed in accordance with the laws of the State of Colorado.

                  c. The failure of either party to require performance of any term or condition of this Agreement or the waiver by either party of any breach of this Agreement shall not prevent the subsequent enforcement of such term or condition, nor be deemed a waiver of any subsequent breach or of any rights it may have.

                  d. This Agreement contains the entire agreement of the parties relating to its subject matter and supersedes all prior negotiations, understandings and agreements, whether written, oral, or implied, between the parties hereto with respect to such subject matter and constitutes the entire agreement between the parties.

                  e. This Agreement may not be changed or modified unless the same is made in writing and executed by authorized representatives of the parties.

                  f. If any provision of this Agreement is held invalid by a court having jurisdiction, such provision shall be deemed modified to the extent necessary to eliminate such conflict or invalidity, this Agreement shall be construed to give effect to the remaining provisions thereof, and the parties shall mutually negotiate in good faith an acceptable alternative to such term, sentence, clause or provision for such jurisdiction.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first given above.

SportsStar Marketing, Inc.                National College Recruiting
                                          Association, Inc.

By /s/ William Kroske                     By  /s/ Janice A. Jones
  ---------------------------------         ------------------------------------
  William Kroske, President                 Janice A. Jones, Chairman

                           MEMORANDUM OF UNDERSTANDING
               AMONG NATIONAL COLLEGE RECRUITING ASSOCIATION, INC.
                         AND SPORTSSTAR MARKETING, INC.
                                  JUNE 20, 1997

1. Upon receipt of $135,000 from SportsStar Offering: (a) NCRA, Inc. will be paid $50,000 of the License fee payable to NCRA, Inc., (b)SportsStar will use $40,000 for operations, including the new lease and (c) the balance of $45,000 will be held as a reserve as needed for either Chartwell International, Inc. or SportsStar Marketing, Inc.

2. Upon receipt of the $865,000 balance from the SportsStar Marketing, Inc. offering the balance of license fee due NCRA, Inc. will be paid.

3. SportsStar Marketing, Inc. and NCRA, Inc. will endeavor to obtaining additional financing for SportsStar and upon receipt of said additional financing, a supplemental license fee of $100,000 will be paid to NCRA, Inc.

4. SportsStar Marketing, Inc. will be responsible for the new lease for facilities jointly occupied by NCRA, Inc. and SportsStar Marketing, Inc.

5. Cash expenditures for SportsStar Marketing, Inc. from January 1, 1997 will be invoiced to SportsStar by and/or NCRA, Inc. and paid by SportsStar upon receipt of the $865,000 by SportsStar.

6. SportsStar disbursements will the require 2 signatures (Dr. Janice J. Jones and Dr. Bill Kroske) for expenditures over $250.00.

 Agreed, Approved and Understood;          Agreed, Approved and Understood;

/s/ Janice A. Jones                       /s/ William H. Kroske
-----------------------------------       --------------------------------------
Dr. Janice A. Jones, Chairman of           Dr. William H. Kroske, President
the Board National College                 SportsStar Marketing, Inc.
Recruiting Association

                        MINUTES OF THE BOARD OF DIRECTORS
                                       OF
                           SPORTSSTAR MARKETING, INC.
                            (A COLORADO CORPORATION)

                         AMENDMENT TO LICENSE AGREEMENT
                   DATED JUNE 20, 1997 BETWEEN NCRA, INC. AND
                           SPORTSSTAR MARKETING, INC.

The parties to said Licensing Agreement hereby agree to amend paragraph 3, to change the down payment from $150,000 to $210,000, plus an additional $100,000 upon raising at least another $500,000 of capital for SportsStar Marketing, Inc.


                                                                   June 30, 1997
                               -----------------------------     ---------------
                                 Dr. Janice A. Jones               Date
                                 Chair of the Board

                                                                   June 30, 1997
                                ----------------------------     ---------------
                                 Dr. William Kroske                Date
                                 Member of the Board

                           MEMORANDUM OF UNDERSTANDING
       AMONG CHARTWELL INTERNATIONAL, INC. AND SPORTSSTAR MARKETING, INC.
                                  JUNE 20, 1997

1. SportsStar Marketing, Inc. will be responsible for the new lease for facilities jointly occupied by Chartwell International, Inc. and SportsStar Marketing, Inc., and the lease deposit paid (of $7,800) by Chartwell International Inc. will be returned to Chartwell by SportsStar upon receipt of the $135,000.

2. Cash expenditures for NCRA, Inc./SportsStar Marketing, Inc. from January 1, 1997 will be invoiced to SportsStar by Chartwell and paid by SportsStar upon receipt of the $865,000 by SportsStar, except rent for which SportsStar will provide six (6) months free rent to Chartwell.

3. Chartwell will start reimbursing SportsStar for rent at the rate of 1/5 of the space at 5275 DTC Parkway, beginning January 1, 1998.

4.       Chartwell will contribute $50,000 of ITEX credits to SportsStar
         Marketing, Inc.

Agreed, Approved and Understood;            Agreed, Approved and Understood;

/s/ Janice A. Jones                         /s/ William H. Kroske
----------------------------------------    ------------------------------------
Dr. Janice A. Jones Chair of the Board      Dr. William H. Kroske, President
Chartwell International, Inc.               SportsStar Marketing, Inc.